                         AGREEMENT OF SALE AND PURCHASE

                                     between



                               98 CUSA PLANO, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                                    "Seller"



                                       and



                      REALTY AMERICA (1221 COIT ROAD), L.P.
                           A TEXAS LIMITED PARTNERSHIP

                                     "Buyer"



                          with Escrow Instructions for
                        LANDAMERICA FINANCIAL GROUP, INC.
                                 as Escrow Agent

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                                               TABLE OF CONTENTS

                                                                                                              PAGE
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ARTICLE 1         - CERTAIN DEFINITIONS..........................................................................1

         Section 1.1       Definitions...........................................................................1

         Section 1.2       Rules of Construction.................................................................6

ARTICLE 2         - AGREEMENT OF PURCHASE AND SALE; PURCHASE PRICE...............................................6

         Section 2.1       Agreement of Purchase and Sale........................................................6

         Section 2.2       Purchase Price........................................................................6

         Section 2.3       Deposit...............................................................................6

         Section 2.4       Independent Consideration.............................................................7

         Section 2.5       Indivisible Economic Package..........................................................7

         Section 2.6       Assumption of Obligations.............................................................7

ARTICLE 3         - BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY..............................................8

         Section 3.1       Buyer's Inspections and Due Diligence.................................................8

         Section 3.2       Delivery Period.......................................................................8

         Section 3.3       Site Visits...........................................................................9

         Section 3.4       Due Diligence Indemnity...............................................................9

         Section 3.5       Confidentiality......................................................................10

         Section 3.6       Due Diligence Period.................................................................10

         Section 3.7       Estoppel Certificates................................................................11

         Section 3.8       Buyer advised Seller that Buyer must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Buyer and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14.............11

ARTICLE 4         - TITLE AND SURVEY............................................................................11

         Section 4.1       Title to Real Property...............................................................11

         Section 4.2       Certain Exceptions to Title..........................................................12

         Section 4.3       Title Insurance......................................................................12

ARTICLE 5         - REMEDIES AND DEPOSIT INSTRUCTIONS...........................................................13

         Section 5.1       Permitted Termination; Seller Default................................................13

         Section 5.2       Buyer Default; Liquidated Damages....................................................13

         Section 5.3       Deposit Instructions.................................................................13

         Section 5.4       Designation of Reporting Person......................................................14
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ARTICLE 6         - REPRESENTATIONS AND WARRANTIES OF SELLER....................................................15

         Section 6.1       Representations and Warranties of Seller.............................................15

         Section 6.2       Limited Liability....................................................................16

         Section 6.3       Seller's Knowledge...................................................................16

         Section 6.4       Liability of Representations and Warranties..........................................16

ARTICLE 7         - REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................17

         Section 7.1       Buyer's Representations and Warranties...............................................17

         Section 7.2       Buyer's Independent Investigation....................................................17

         Section 7.3       Buyer's Release of Seller............................................................19

         Section 7.4       Discharge............................................................................20

ARTICLE 8         - interim operating covenants.................................................................20

         Section 8.1       Certain Interim Operating Covenants..................................................20

ARTICLE 9         - CLOSING AND CONDITIONS......................................................................21

         Section 9.1       Escrow Instructions..................................................................21

         Section 9.2       Closing..............................................................................21

         Section 9.3       Seller's Closing Documents and Other Items...........................................22

         Section 9.4       Buyer's Closing Documents and Other Items............................................23

         Section 9.5       Prorations and Closing Costs.........................................................24

         Section 9.6       Broker...............................................................................25

         Section 9.7       Expenses.............................................................................26

ARTICLE 10        - MISCELLANEOUS...............................................................................26

         Section 10.1      Amendment and Modification...........................................................26

         Section 10.2      Risk of Loss and Insurance Proceeds..................................................26

         Section 10.3      Notices..............................................................................27

         Section 10.4      Assignment...........................................................................28

         Section 10.5      Governing Law and Consent to Jurisdiction............................................28

         Section 10.6      Counterparts.........................................................................29

         Section 10.7      Entire Agreement.....................................................................29

         Section 10.8      Severability.........................................................................29

         Section 10.9      Attorney Fees........................................................................29

         Section 10.10     Payment of Fees and Expenses.........................................................29

         Section 10.11     Confidential Information.............................................................29

         Section 10.12     No Joint Venture.....................................................................30
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         Section 10.13     Waiver of Jury Trial.................................................................30

         Section 10.14     Limited Liability....................................................................30

         Section 10.15     Time of Essence......................................................................30

         Section 10.16     No Waiver............................................................................30

ARTICLE 11        - seller financing............................................................................31

         Section 11.1      Loan.................................................................................31

         Section 11.2      Conditions to Funding................................................................31

         Section 11.3      Loan Documents.......................................................................31

         Section 11.4      Closing Date.........................................................................31
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                         AGREEMENT OF SALE AND PURCHASE

        THIS AGREEMENT OF SALE AND PURCHASE (this "AGREEMENT"), dated as of July 6, 2004, is between 98 Cusa Plano, L.P., a Delaware limited partnership ("SELLER"), and realty america (1221 Coit Road), L.P. a Texas limited partnership ("BUYER").

                         ARTICLE 1 - CERTAIN DEFINITIONS

        SECTION 1.1 DEFINITIONS. The parties hereby agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:

                1.1.1   "ADDITIONAL DEPOSIT" shall have the meaning ascribed in
SECTION 2.3.

                1.1.2 "AFFILIATE" shall mean the any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Buyer or Seller, as the case may be. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

                1.1.3 "ASSIGNMENT AND ASSUMPTION OF CONTRACTS" shall have the meaning ascribed in SECTION 9.3.4.

                1.1.4 "ASSIGNMENT AND ASSUMPTION OF LEASES" shall have the meaning ascribed in SECTION 9.3.3.

                1.1.5   "BILL OF SALE" shall have the meaning ascribed in
SECTION 9.3.2.

                1.1.6   "BROKER" shall mean Realty America Group.

                1.1.7   "BROKER'S COMMISSION" shall have the meaning ascribed in
SECTION 9.6.

                1.1.8   "BORROWER ENTITY" shall have the meaning ascribed in
SECTION 11.1(A).

                1.1.9   "CLOSING" shall have the meaning ascribed in SECTION
9.2.

                1.1.10 "CLOSING DATE" shall mean the date set forth in SECTION 9.2.

                1.1.11  "CLOSING STATEMENT" shall have the meaning ascribed in
SECTION 9.5.1(A).

                1.1.12  "CODE" shall have the meaning ascribed in SECTION 5.4.

                1.1.13 "COMMISSIONS" shall mean all commissions, referral fees, payments and obligations of Seller or the Property Manager to make payments to leasing agents, leasing brokers or other parties with respect to the leasing of all or any of the Property, whether such agreements are contained in a Lease or in any separate Commission Agreement.

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                1.1.14  "COMMISSION AGREEMENTS" shall mean all written
agreements and documents entered into by Seller or the Property Manager to pay Commissions that are not contained in a Lease, together with all amendments thereto or modifications thereof.

                1.1.15 "CONTRACTS" shall mean the service contracts and other contracts described in EXHIBIT B and all other contracts entered into by Seller after the Effective Date with respect to the Property in accordance with SECTION 8.1.

                1.1.16  "DEED" shall have the meaning ascribed in SECTION 9.3.1.

                1.1.17  "DEPOSIT" shall have the meaning ascribed in SECTION
2.3.

                1.1.18  "DISCLOSURE ITEMS" shall have the meaning ascribed in
SECTION 6.1.

                1.1.19  "DUE DILIGENCE" shall have the meaning ascribed in
SECTION 3.1.

                1.1.20  "DUE DILIGENCE ITEMS" shall have the meaning ascribed in
SECTION 3.2.

                1.1.21 "DUE DILIGENCE PERIOD" shall mean the time period provided for in SECTION 3.1 of this Agreement.

                1.1.22  "EFFECTIVE DATE" shall mean July 6, 2004.

                1.1.23 "ENVIRONMENTAL INDEMNITY AGREEMENT" shall have the meaning ascribed in SECTION 11.3(D).

                1.1.24 "ENVIRONMENTAL LAWS" means all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Governmental Entity and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or any owner of the Real Property, and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. ss. 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. ss. 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. ss. 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. ss. 7401 note, et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. ss. 9601 et seq.), comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

                1.1.25  "ESCROW AGENT" shall mean LandAmerica Financial Group,
Inc.

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                1.1.26  "EXCLUDED PROPERTY RECORDS" shall have the meaning ascribed in SECTION 3.2.

                1.1.27 "FEE OWNER" shall have the meaning ascribed in SECTION 11.1(B).

                1.1.28 "FIXTURES" shall mean the fixtures which are located at and affixed to any of the Improvements as of the Closing Date, but specifically excluding any trade fixtures of the Tenants under the Leases.

                1.1.29 "GOVERNMENTAL ENTITY" means the various governmental and quasi- governmental bodies or agencies having jurisdiction over Seller, the Real Property or any portion thereof.

                1.1.30 "HAZARDOUS MATERIALS" means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenyls ("PCBS"), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws (excluding solvents, cleaning fluids and other lawful substances used in the ordinary operation and maintenance of the Real Property, to the extent in closed containers).

                1.1.31 "IMPROVEMENTS" shall mean the buildings, improvements, and structures located on the Land.

                1.1.32 "INDEPENDENT CONSIDERATION" shall have the meaning ascribed in SECTION 2.4.

                1.1.33  "INITIAL DEPOSIT" shall have the meaning ascribed in
SECTION 2.3.

                1.1.34 "LAND" shall mean that certain parcel of land and appurtenances thereto more particularly described on EXHIBIT A, including Seller's right, title and interest, if any, in and to all rights-of-way, open or proposed streets (public or private), alleys, easements, strips or gores of land adjacent thereto.

                1.1.35 "LEASES" shall mean all unexpired leases, subleases, occupancy agreements, and any other agreements, including all modifications or amendments thereto, for the use, possession, or occupancy of any portion of the Real Property as of the Closing Date, including any tenant guaranties delivered in connection with any of the foregoing.

                1.1.36 "LICENSEE PARTIES" shall mean those authorized agents, contractors, consultants and representatives of Buyer who shall inspect, investigate, test or evaluate the Property on behalf of Buyer in accordance with this Agreement.

                1.1.37 "LICENSES AND PERMITS" shall mean, collectively, to the extent assignable, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Real Property, together with all renewals and modifications thereof.

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                1.1.38  "LIENS" shall have the meaning ascribed in SECTION 4.2.

                1.1.39  "LOAN AGREEMENT" shall have the meaning ascribed in
SECTION 11.3(B).

                1.1.40 "LOAN CLOSING CONDITIONS" shall have the meaning ascribed in SECTION 11.2.

                1.1.41  "LOAN DOCUMENTS" shall have the meaning ascribed in
SECTION 11.3.

                1.1.42  "LOSSES" shall have the meaning ascribed in SECTION 3.4.

                1.1.43  "OPERATING EXPENSES" shall have the meaning ascribed in
SECTION 9.5.1(C).

                1.1.44 "PERMITTED EXCEPTIONS" shall mean and include all of the following: (a) applicable zoning and building ordinances and land use regulations; (b) the lien of taxes and assessments not yet due and payable (it being agreed by Buyer and Seller that if any tax or assessment is levied or assessed with respect to the Property after the date hereof and the owner of the Property has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Buyer); (c) any exclusions from coverage set forth in the jacket of any Owner's Policy of Title Insurance or any standard printed exceptions; (d) any exceptions caused by Buyer, its agents, representatives or employees; (e) such other exceptions as the Title Company shall commit to insure over, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise; (f) the rights of the Tenants under the Leases; and (g) any matters deemed to constitute Permitted Exceptions under SECTION 4.2 hereof.

                1.1.45 "PERMITTED OUTSIDE PARTIES" shall have the meaning ascribed in SECTION 3.5.

                1.1.46 "PERSONAL PROPERTY" shall mean all of the right, title, and interest of Seller in and to the tangible personal property, which is located at and used in connection with any of the Real Property as of the Closing Date, but specifically excluding (a) any personal property owned, financed or leased by the Tenants under the Leases or otherwise removable by any Tenant under the Leases, (b) any computer software which either is licensed to Seller, or Seller deems proprietary, (c) any tangible personal property used by any affiliated or unaffiliated on-site property manager and (d) any warrants, stock options or other equity securities related to the Property. Personal Property shall not include any appraisals, budgets, strategic plans for the Real Property, internal analyses, marketing information, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's Property Manager which Seller deems proprietary.

                1.1.47 "PLEDGE" shall have the meaning ascribed in SECTION 11.3(C).

                1.1.48  "PROMISSORY NOTE" shall have the meaning ascribed in
SECTION 11.3(A).

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                1.1.49  "PROPERTY" shall mean the Real Property, the Personal
Property, the Leases, the Contracts, and to the extent transferable, all of Seller's right, title and interest in and to all tangible and intangible assets of any nature relating to the Property, including without limitation, (a) all warranties upon the Improvements or the Personal Property, (b) rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of Improvements, (c) all works of art, graphic designs, and other intellectual or intangible property owned and used by Seller in connection with the Property, including any trade name and Internet domain sites associated with the Improvements, (d) all claims and causes of action arising out of or in connection with the Property after the Closing Date or that are pending and may benefit the Property, and (e) the Licenses and Permits.

                1.1.50 "PROPERTY MANAGER" shall mean those individuals or entities which manage the Property.

                1.1.51  "PRORATION ITEMS" shall have the meaning ascribed in
SECTION 9.5.1(A).

                1.1.52  "PRORATION TIME" shall have the meaning ascribed in
SECTION 9.5.1(A).

                1.1.53  "PURCHASE PRICE" shall have the meaning ascribed in
SECTION 2.2.

                1.1.54 "REAL PROPERTY" shall mean the Land, the Improvements, and the Fixtures.

                1.1.55 "RENT ROLL" shall have the meaning ascribed in SECTION 3.2(A).

                1.1.56 "RENT" or "RENTS" shall mean and include fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant's proration share of building operation and maintenance costs and expenses as provided for under the applicable Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by tenants under the Leases or from other occupants or users of the Property, but excluding amounts received for Operating Expenses.

                1.1.57  "REPORTING PERSON" shall have the meaning ascribed in
SECTION 5.4(A).

                1.1.58 "SELLER FINANCING LOAN" shall have the meaning ascribed in SECTION 11.1.

                1.1.59 "SURVEY" shall mean that certain existing survey of the Land and Improvements more particularly described on EXHIBIT I attached hereto.

                1.1.60 "TENANT DEPOSIT" means all advance rents and security deposits (whether cash or non-cash) paid or deposited by a Tenant to Seller, as landlord, or any other person on Seller's behalf pursuant to a Lease (together with any interest which has accrued thereon as required by the terms of such Lease, but only to the extent such interest has accrued for the account of the respective Tenant or as required by law).

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                1.1.61  "TENANT" or "TENANTS" shall mean all persons or entities occupying or entitled to possession of any portion of the Real Property pursuant to the Leases, including tenants, subtenants, and licensees.

                1.1.62  "TITLE COMMITMENT" shall have the meaning ascribed in
SECTION 4.1.

                1.1.63 "TITLE COMPANY" shall mean Lawyers Title Insurance Corporation.

                1.1.64  "TITLE DOCUMENTS" shall have the meaning ascribed in
SECTION 4.1.

                1.1.65  "TITLE OBJECTIONS" shall have the meaning ascribed in
SECTION 4.2.

                1.1.66  "TITLE POLICY" shall have the meaning ascribed in
SECTION 4.3.

        SECTION 1.2 RULES OF CONSTRUCTION. Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to "Article" or "Sections" without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term "including" shall mean in all cases "including but not limited to," unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

           ARTICLE 2 - AGREEMENT OF PURCHASE AND SALE; PURCHASE PRICE

        SECTION 2.1 AGREEMENT OF PURCHASE AND SALE. Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, accept and assume subject to the terms and conditions stated herein, all of the Property.

        SECTION 2.2 PURCHASE PRICE. Buyer shall pay Seller the purchase price of Eleven Million Three Hundred Thousand and NO/100 Dollars ($11,300,000.00) ("PURCHASE PRICE") at Closing. Buyer shall pay Seller the Purchase Price in the following manner:

                        (i) Buyer shall receive a credit in an amount equal to the Deposit against the sum of the Purchase Price;

                        (ii) Buyer (or Buyer's assignee of this Agreement as approved by Seller pursuant to SECTION 10.4) shall deliver a promissory note payable to the order of Seller (or Seller's designee) in the original principal amount of its Seller Financing Loan as set forth in SECTION 11.1; and

                        (iii) Buyer shall deposit such other funds as may be necessary to pay Buyer's expenses hereunder subject to Closing adjustments.

        SECTION 2.3 DEPOSIT. Within two (2) business days after this Agreement is executed by Buyer and Seller, Buyer shall deposit via wire transfer the sum of Twenty-Five Thousand and

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NO/100 Dollars ($25,000.00) in immediately available funds as a deposit (the
"INITIAL DEPOSIT") with Escrow Agent whose address is as indicated in SECTION
10.3. Buyer shall instruct Escrow Agent to release the Initial Deposit to Seller on the tenth day following the Effective Date if Buyer intends to proceed with its inspection of the Property. The Initial Deposit shall be non-refundable to Buyer except as provided in SECTIONS 5.1, 10.2 and the following sentence. Buyer may terminate this Agreement, and the Initial Deposit shall be refunded to Buyer if Seller and Buyer's senior lender are unable to agree, on or prior to the last day of the Due Diligence Period, as to the terms of the senior and mezzanine loans, including any documents ancillary thereto, or said terms are not reasonably acceptable to the Borrower entity. Buyer shall deposit with Escrow Agent via wire transfer an additional One Hundred Twenty-Five Thousand and NO/100 Dollars ($125,000.00) (the "ADDITIONAL DEPOSIT"; the Initial Deposit and the Additional Deposit, collectively, the "DEPOSIT") in immediately available funds within two (2) business days following the expiration of the Due Diligence Period. The Deposit shall be non-refundable except as provided in SECTIONS 5.1 and 10.2. Interest earned on the Additional Deposit shall be considered part of the Deposit and shall be deemed to have been earned by, and constitute income of, Buyer. Except as otherwise expressly set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date.

        SECTION 2.4 INDEPENDENT CONSIDERATION. Contemporaneously with the execution and delivery of this Agreement, Buyer has paid to Seller as further consideration for this Agreement, in cash, the sum of One Hundred Dollars ($100.00) (the "INDEPENDENT CONSIDERATION"), in addition to the Deposit and the Purchase Price and independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Seller and is non-refundable under any circumstances.

        SECTION 2.5 INDIVISIBLE ECONOMIC PACKAGE. Buyer has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Buyer and Seller that, as a material inducement to Seller and Buyer to enter into this Agreement, Buyer has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.

        SECTION 2.6 ASSUMPTION OF OBLIGATIONS. As additional consideration for the purchase and sale of the Property, at Closing Buyer will: (a) assume and perform (i) all of the covenants and obligations of Seller, Seller's predecessors in title and Seller's Affiliates pursuant to the Leases and Contracts (including, without limitation, those relating to any tenant deposits) which arise on or after the Closing Date and (ii) all obligations under the Leases and Contracts relating to the physical and environmental condition of the Property regardless of whether such obligations arise before, on or after the Closing Date; and (b) assume and agree to discharge, perform and comply with each and every liability, duty, covenant, debt or obligation of Seller or any of its Affiliates resulting from, arising out of, or in any way related to any Licenses and Permits and arising on or after the Closing Date. The provisions of this SECTION 2.6 shall survive the Closing without limitation.

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                             ARTICLE 3 - BUYER'S DUE
                       DILIGENCE/CONDITION OF THE PROPERTY

        SECTION 3.1 BUYER'S INSPECTIONS AND DUE DILIGENCE. Buyer acknowledges that commencing on the Effective Date and continuing for a period which will expire at 5:00 p.m. Central Time on August 14, 2004 (the "DUE DILIGENCE PERIOD"), Buyer shall conduct its examinations, inspections, testing, studies and investigations of the Property, information regarding the Property and such documents applicable to the Property, including, without limitation, the documents that Seller delivers or makes available, as set forth in SECTION 3.2 below (collectively, the "DUE DILIGENCE"). Except for any limitations as may be imposed by SECTION 3.4 below, Buyer may conduct such due diligence activities, inspections, and studies of the Property as it deems necessary or appropriate, and examine and investigate to its full satisfaction all facts, circumstances, and matters relating to the Property (including the physical condition and use, availability and adequacy of utilities, access, zoning, compliance with applicable laws, environmental conditions, engineering and structural matters), title and survey matters, and any other matters it deems necessary or appropriate for purposes of consummating this transaction. The Due Diligence shall be at Buyer's sole cost and expense.

        SECTION 3.2 DELIVERY PERIOD. (a) On or before five (5) business days after the Effective Date, Seller shall deliver to Buyer, or make available to Buyer for inspection at the Property or at the office of the Property Manager, the following: (i) the most recent rent roll statement (the "RENT ROLL") with respect to the Property prepared by Seller, in the form and containing such information as maintained by Seller from time to time, together with copies of all Leases referenced on the Rent Roll and copies of any subleases or amendments relating thereto and Tenant correspondence in Seller's possession; (ii) the Survey; (iii) copies of all Contracts (including any Commission Agreements);
(iv) copies of any of the following items pertaining to the Property to the extent they exist and are in Seller's possession or control: monthly cashflow reports for the current year to date; copies of existing engineering studies and existing environmental audits prepared by third parties in connection with the Property; the Licenses and Permits; and any lists of personal property owned by Seller and located on the Real Property; and (v) a copy of Seller's existing policy of title insurance (collectively, the "DUE DILIGENCE ITEMS"). In addition and except as provided below, Buyer will have the right to review the Property files relating to the Property located in the Property Manager's office.

                (b) All documents, materials, and information furnished to or made available to Buyer pursuant to this SECTION 3.2 are being furnished or made available to Buyer for information purposes only and without any representation or warranty by Seller with respect thereto, express or implied, except as may otherwise be expressly set forth in SECTION 6.1 below and as limited by SECTIONS 6.2 and 7.2 below, and all such documents, materials, and information are expressly understood by Buyer to be subject to the confidentiality provisions of SECTION 3.5 below.

        Notwithstanding any terms to the contrary in this Agreement, (a) Seller shall not be obligated or otherwise required to furnish or make available to Buyer any of the following (collectively, "EXCLUDED PROPERTY RECORDS"): (i) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets prepared by or on behalf of Seller or any Affiliate of Seller, (ii) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the purchase of the Property by Seller, or which are subject to a confidentiality agreement, and (iii) those documents listed on SCHEDULE 3.2 attached hereto; (b) Due Diligence Items shall not include any Excluded Property Records; and (c) Seller shall have no obligation or liability of any kind to Buyer as a result of Seller not furnishing or making available to Buyer the Excluded Property Records.

        SECTION 3.3 SITE VISITS. Buyer and its Licensee Parties shall have reasonable access to the Real Property at agreed upon times for the purposes set forth in this Agreement on at least one (1) business day prior notice to Seller, which may be written or oral. Such notice shall describe the scope of the Due Diligence Buyer intends to conduct during Buyer's access to the Real Property. Seller shall make reasonable efforts to have an agent available to accompany Buyer or any Licensee Parties, and in all events Seller shall have the right to have a representative present during any visits to or inspections of any Real Property or any meetings or discussions with any Tenant by Buyer or any Licensee Parties. Buyer will conduct its Due Diligence in a manner so as to minimize, to the extent reasonably possible to do so, any interference with the operations and occupancy of the Property and to minimize, to the extent reasonably possible to do so, any disturbance to Tenants. Buyer will not enter the Real Property or contact any leasing agents or the Property Manager of the Real Property or any Governmental Entity without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed. Neither Buyer nor any Licensee Parties may contact any Tenants at the Real Property or make any inquiries of such Tenants which in any way relate to the Real Property, any of the tenant estoppel certificates, or to Seller without Seller's prior written consent. In the event Buyer desires to conduct any physically intrusive Due Diligence, such as sampling of soils, other media, building materials, or the like, Buyer will identify in writing exactly what procedures Buyer desires to perform and request Seller's express written consent. Seller may withhold or condition consent to any physically intrusive Due Diligence in Seller's sole and absolute discretion (other than with respect to core samples of roofs and asphalt on parking lots for which Seller's consent shall not be unreasonably withheld or delayed) Seller's consent to samples of roofs and asphalt parking lots shall be deemed to have been given if Seller does not disapprove such sampling on or prior to two
(2) business days after Seller's receipt of Buyer's reasonably detailed sampling plan therefor. Upon receipt of Seller's written consent, Buyer and all Licensee Parties shall, in performing such Due Diligence, comply with the agreed upon procedures and with any and all laws, ordinances, rules, and regulations applicable to the Property and will not engage in any activities which would violate any permit, license, or environmental law or regulation. Buyer and any Licensee Parties will: (a) maintain comprehensive general liability (occurrence) insurance in an amount of not less than $1,000,000 covering any accident arising in connection with the presence of Buyer or the other Licensee Parties on the Real Property or Improvements, and deliver a certificate of insurance, which names the Seller and the Property Manager as additional insureds thereunder verifying such coverage to Seller prior to entry upon the Real Property or Improvements; (b) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; and (c) restore the Real Property and Improvements to the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken.

        SECTION 3.4 DUE DILIGENCE INDEMNITY. Buyer shall defend, indemnify, and hold harmless Seller, Seller's partners, shareholders or members, as applicable, and the Property

Manager from and against all losses, costs, damages, claims, and liabilities (whether arising out of injury or death to persons or damage to the Property or otherwise) including, but not limited to, costs of remediation, restoration and other similar activities, mechanic's and materialmen's liens and attorneys' fees, arising out of or in connection with Buyer's Due Diligence, Buyer's breach of its obligations under SECTION 3.5 or Buyer's or any Licensee Parties' entry upon the Real Property (collectively, "LOSSES"), unless any of the same are caused solely by the gross negligence or willful misconduct of Seller, Seller's partners, shareholders or members, as applicable, and/or the Property Manager. The provisions of this SECTION 3.4 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement, and shall not be subject to the twelve month limitation set forth in SECTION 6.2.

        SECTION 3.5 CONFIDENTIALITY. Buyer agrees that any information obtained by Buyer or its attorneys, partners, accountants, lenders or investors (collectively, for purposes of this SECTION 3.5, the "PERMITTED OUTSIDE PARTIES") in the conduct of its Due Diligence shall be treated as confidential pursuant to SECTION 10.11 of this Agreement and shall be used only to evaluate the acquisition of the Property from Seller. Buyer further agrees that within its organization, or as to the Permitted Outside Parties, the Due Diligence Items will be disclosed and exhibited only to those persons within Buyer's organization or to those Permitted Outside Parties who are involved in determining the feasibility of Buyer's acquisition of the Property. Buyer further acknowledges that the Due Diligence Items and other information relating to the leasing arrangements between Seller and any tenants or prospective tenants are proprietary and confidential in nature. Buyer agrees not to divulge the contents of such Due Diligence Items or any other information except in strict accordance with SECTIONS 3.5 and 10.11 of this Agreement. In permitting Buyer and the Permitted Outside Parties to review the Due Diligence Items and other information to assist Buyer, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Buyer and the Permitted Outside Parties, for whom, by its execution of this Agreement, Buyer is acting as an agent with regard to such waiver. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall be permitted (a) to make such disclosures to potential investors in the Property as may be recommended by Buyer's legal counsel; and (b) to make such other disclosures as may be recommended by Buyer's legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Buyer. The provisions of this SECTION 3.5 shall survive the Closing without limitation.

        SECTION 3.6 DUE DILIGENCE PERIOD. To the extent Buyer determines to proceed with the transaction contemplated by this Agreement and so instructs Escrow Agent to deliver the Initial Deposit to Seller in accordance with SECTION 2.3, Buyer must give Seller written notice on or before the end of the Due Diligence Period that Buyer intends to proceed with the transaction contemplated by this Agreement. If before the end of the Due Diligence Period, Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to terminate this Agreement without further liability except as described in this
SECTION 3.6 and SECTIONS 3.4, 3.5, 9.6 and 10.11. Upon termination or a deemed termination of this Agreement, Buyer shall provide to Seller, originals of all third party reports, studies and appraisals relating to the Property in its possession, without representation or warranty and at no cost to Seller. The foregoing obligation shall survive any termination of this Agreement. If Buyer does not elect to terminate this Agreement and is not deemed to have terminated this Agreement, Buyer may, subject to the terms of this Agreement, continue to conduct further physical Due Diligence or other examinations, inspections, tests, studies and investigations regarding the Property; provided, however, that except as otherwise expressly provided in SECTIONS 5.1 and 10.2.2, in no event shall Buyer have any right to terminate or otherwise modify its obligations hereunder after the end of the Due Diligence Period as a result of any such further physical Due Diligence or other examinations, inspections, tests, studies or investigations regarding the Property, and the provisions of this ARTICLE 3, including, without limitation, the indemnification provisions, shall continue to apply.

        SECTION 3.7 ESTOPPEL CERTIFICATES. Seller shall use good faith efforts to, obtain and deliver to Buyer estoppel certificates from the Tenants of the Property in the form of EXHIBIT I attached hereto (a "TENANT ESTOPPEL"). Seller shall use good faith efforts to obtain and deliver to Buyer a Subordination, Non-Disturbance and Attornment Agreement (a "SNDA") in such reasonable form as Buyer's lender may require. Seller shall circulate to each Tenant a Tenant Estoppel and SNDA within five (5) days of the Effective Date or if Seller has not been provided with a form of SNDA, within five (5) days of receipt of the Lender's SNDA. Obtaining a Tenant Estoppel and SNDA shall not, however, be a condition to the Closing, nor shall Seller incur any liability in connection with failing to obtain a Tenant Estoppel and SNDA. Buyer's sole remedy, if a Tenant Estoppel or SNDA is unacceptable or is not delivered is that Buyer may, by giving Seller and Escrow Agent written notice on or before the end of the Due Diligence Period, terminate its obligations hereunder without further liability except as described in SECTIONS 3.4, 3.5, 3.6, 9.6 and 10.11. If, before the end of the Due Diligence Period, Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to waive its right to terminate this Agreement pursuant to this SECTION 3.7.

        SECTION 3.8 Buyer advised Seller that Buyer must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Buyer and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Buyer's auditors in the preparation of such audited financial statements. Without limiting the generality of the preceding sentence (a) Seller shall, during normal business hours, allow Buyer's auditors reasonable access to the books and records maintained by Seller in respect of the Property; (b) Seller shall use reasonable efforts to provide to Buyer such financial information and supporting documentation as are necessary for Buyer's auditors to prepare audited financial statements; and (c) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Buyer's auditors with a copy of such audited financial statements. If after Closing Seller obtains an audited financial statement in respect of the Property for a fiscal period in 2004 that was not completed at the time of Closing, then Seller shall promptly provide Buyer with a copy of such audited financial statement, and the foregoing covenant shall survive Closing.

                          ARTICLE 4 - TITLE AND SURVEY

        SECTION 4.1 TITLE TO REAL PROPERTY. Seller shall make available to Buyer not later than five (5) business days after the Effective Date (a) a commitment to issue an owner's policy of title insurance with respect to the Property issued by the Title Company (the "TITLE

COMMITMENT"), (b) copies of all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage (the "TITLE DOCUMENTS"), and (c) the Survey. Buyer may elect to have the Survey updated (the "UPDATED SURVEY") at Buyer's sole cost and expense.

        SECTION 4.2 CERTAIN EXCEPTIONS TO TITLE. Buyer shall have the right to object in writing to any title matters that are not Permitted Exceptions (herein collectively called "LIENS") within ten (10) days after receipt of the later of the Title Commitment, Survey or Updated Survey. Unless Buyer shall timely object to the Liens, all such Liens shall be deemed to constitute additional Permitted Exceptions. Any exceptions which are timely objected to by Buyer shall be herein collectively called the "TITLE OBJECTIONS." Seller may elect (but shall not be obligated) to remove or cause to be removed, or insured over, at its expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections. Seller shall notify Buyer in writing within ten (10) days after receipt of Buyer's notice of Title Objections whether Seller elects to remove the same. If Seller is unable to remove or endorse over any Title Objections prior to the Closing, or if Seller elects not to remove one or more Title Objections, Buyer may elect, as its sole and exclusive remedy therefore, to either (a) terminate this Agreement by giving written notice to Seller and Escrow Agent on or before the end of the Due Diligence Period, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement as set forth in SECTIONS 3.4, 3.5, 3.6, 9.6 and 10.11, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional "Permitted Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. If before the end of the Due Diligence Period, Buyer fails to give Seller and Escrow Agent such written notice, then Buyer shall be deemed to have elected to waive such Title Objections and its right to terminate this Agreement pursuant to this SECTION
4.2. Notwithstanding the foregoing, Seller shall be obligated at Closing to cause the release of the liens of any financing obtained by Seller which is secured by the Property.

        SECTION 4.3 TITLE INSURANCE. At Closing, the Title Company shall issue to Buyer or be irrevocably committed to issue to Buyer an owner's form title policy in the amount of the Purchase Price on the then standard TLTA owner's form insuring Buyer's fee simple title to the Real Property subject only to the Permitted Exceptions (including, without limitation, the standard printed exceptions modified as follows: (a) the exception as to the lien for taxes will be limited to the year in which the Closing occurs; and (b) any exception for "parties in possession" will be limited to the rights of lessees or tenants under the Leases, which shall be specifically listed in the title policy) (the "TITLE POLICY"). Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, including without limitation the modification of the so called "survey exception" to read "shortages in area" provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request.

                  ARTICLE 5 - REMEDIES AND DEPOSIT INSTRUCTIONS

        SECTION 5.1 PERMITTED TERMINATION; SELLER DEFAULT. If the sale of the Property is not consummated due to the permitted termination of this Agreement by Buyer as herein expressly provided, the Deposit shall be returned to Buyer and Buyer will have no liability hereunder except as set forth in SECTIONS 3.4, 3.5, 3.6, 9.6 and 10.11. If the sale of the Property is not consummated due to Seller's default hereunder, Buyer shall be entitled, as its sole and exclusive remedy, either (a) terminate this Agreement and receive the return of the Deposit, or (b) enforce specific performance of this Agreement. Except as otherwise provided in SECTION 6.2, Buyer expressly waives its rights to seek any damages in the event of Seller's default hereunder. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Buyer fails to file suit for specific performance against Seller in a court prescribed by SECTION 10.5 hereof, on or before thirty (30) days following the date upon which Closing was to have occurred.

        SECTION 5.2 BUYER DEFAULT; LIQUIDATED DAMAGES. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER'S SOLE REMEDY SHALL BE TO RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES, WHICH RETENTION SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE BUYER FROM ANY AND ALL LIABILITY HEREUNDER, EXCEPT AS PROVIDED IN SECTIONS 3.4, 3.5, 3.6, 9.6 AND 10.11. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER'S SURVIVING OBLIGATIONS UNDER SECTIONS 3.4, 3.5, 3.6,
9.6 AND 10.11.

        Initials:       Seller_______        Buyer _______

        SECTION 5.3 DEPOSIT INSTRUCTIONS. The Escrow Agent joins herein below to evidence its agreement to hold such funds in accordance with the terms and conditions of this Agreement. Further, the following provisions shall control with respect to the rights, duties and liabilities of the Escrow Agent.

                5.3.1 The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party's receipt of any instruction or notice which is received by the Escrow Agent, or (ii) identity or authority of any person executing such instruction notice or evidence.

                5.3.2 The Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Escrow Agent shall have no liability except for its own willful misconduct or gross negligence.

                5.3.3 The Escrow Agent shall be reimbursed on an equal basis by Buyer and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the amount held in escrow, including the cost of any legal expenses and court costs incurred by the Escrow Agent, should the Escrow Agent deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow.

                5.3.4 In the event of a dispute between the parties hereto with respect to the disposition of the amount held in escrow, the Escrow Agent shall be entitled, at its own discretion, to deliver such amount to an appropriate court of law pending resolution of the dispute.

                5.3.5 The Escrow Agent shall invest the amount in escrow in accounts which are federally insured or which invest solely in government securities and shall be applied in accordance with the terms of this Agreement. Interest earned thereon shall be added to the funds deposited by Buyer.

        SECTION 5.4 DESIGNATION OF REPORTING PERSON. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this SECTION 5.4, the "CODE"), and any related reporting requirements of the Code, the parties hereto agree as follows:

                (a) Seller and Buyer designate the Escrow Agent, and Escrow Agent agrees to act, as the person to be responsible for all information reporting under Section 6045(e) of the Code (the "REPORTING PERSON").

                (b)     Seller and Buyer hereby agree:

                        (i) to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

                        (ii) to provide to the Reporting Person such party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

                (c) Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which the Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

              ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF SELLER

        SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of SECTIONS 6.2 and 7.4, Seller makes the following representations and warranties with respect to the Property:

                (a) STATUS. Seller is a limited partnership duly organized or formed, validly existing and in good standing under the laws of the State of Delaware.

                (b) AUTHORITY. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors' rights generally.

                (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not, to Seller's knowledge (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or (ii) conflict with, result in a breach of, or constitute a default under the organic documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which Seller may be bound.

                (d) SUITS AND PROCEEDINGS. To Seller's knowledge, there are no legal actions, suits or similar proceedings pending and served, or threatened against Seller or the Property which if adversely determined, would adversely affect the value of the Property, the continued operations thereof, or Seller's ability to consummate the transactions contemplated hereby.

                (e) NON-FOREIGN ENTITY. Seller is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                (f) CONSENTS. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

                (g) CONDEMNATION. To Seller's knowledge, Seller has not received any written condemnation notice from any Governmental Entity with respect to all or part of the Property.

                (h) BANKRUPTCY. Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

                (i) EMPLOYEES. Seller has no employees with respect to the Property.

                (j) ENVIRONMENTAL. To Seller's knowledge, Seller has or will deliver to Buyer pursuant to SECTION 3.2 true, correct and complete copies of all third party environmental audits with respect to the Property in Seller's possession.

                (k) COMMISSIONS. As of the Effective Date, there are no leasing commissions that are due and payable and no commissions by, through or under Seller which relate to the Property and may be payable in the future.

        SECTION 6.2 LIMITED LIABILITY. The representations and warranties of Seller set forth in SECTION 6.1, together with Seller's liability for any breach before Closing of any of Seller's interim operating covenants under ARTICLE 8, will survive the Closing for a period of twelve (12) months. Buyer will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds $50,000.00. In addition, in no event will Seller's liability for all such breaches exceed, in the aggregate, $250,000. Seller shall have no liability with respect to a representation, warranty or covenant if, prior to the Closing, Buyer has actual knowledge of a breach of such representation, warranty or covenant of Seller herein, or Buyer obtains knowledge (from whatever source, including, without limitation, any tenant estoppel certificates or any of the Due Diligence Items, as a result of Buyer's Due Diligence, the inclusion of any information in or written disclosure by Seller or Seller's agents and employees) that contradicts such representation and warranty herein, and Buyer nevertheless consummates the transaction contemplated by this Agreement. SECTIONS 3.4, 3.5, 3.6, 9.6 and
10.11 will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.

        SECTION 6.3 SELLER'S KNOWLEDGE. For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to Seller's knowledge," or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of John Mearns and Alan Hargrove of Seller and no others, at the times indicated only, without duty of inquiry whatsoever.

        SECTION 6.4 LIABILITY OF REPRESENTATIONS AND WARRANTIES. Buyer acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer. Buyer covenants that it will bring no action of any kind against such individuals, any shareholder, partner or member of Seller, as applicable, or related to or arising out of these representations and warranties.

               ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF BUYER

        SECTION 7.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller the following:

                (a) STATUS. Buyer is a limited partnership duly organized and validly existing under the laws of the State of Texas.

                (b) AUTHORITY. The execution and delivery of this Agreement and the performance of Buyer's obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer and this Agreement constitutes the legal, valid and binding obligation of Buyer, subject to equitable principles and principles governing creditors' rights generally.

                (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not, to Buyer's knowledge, violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or conflict with, result in a breach of, or constitute a default under the organic documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.

                (d) CONSENTS. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.

                (e) BANKRUPTCY. Buyer has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

                (f) SOLVENCY. Buyer will not be rendered insolvent in connection with, or as a result of, the performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby.

        SECTION 7.2 BUYER'S INDEPENDENT INVESTIGATION.

                7.2.1 Buyer has been given, or will be given before the end of the Due Diligence Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without limitation:

                (a) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements, and building codes;

                (b) The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, the paving, the utilities, and all other physical and functional aspects of the Property, including, without limitation, an examination for the presence or absence of Hazardous Materials, which shall be performed or arranged by Buyer at Buyer's sole expense;

                (c) Any easements and/or access rights affecting the Property;

                (d) The Leases and all matters in connection therewith, including, without limitation, the ability of the Tenants to pay Rent;

                (e) The Contracts, the Licenses and Permits, the Commission Agreements and any other documents or agreements of significance affecting the Property; and

                (f) All other matters of material significance affecting the Property or delivered to Buyer by Seller in accordance with ARTICLE 3 of this Agreement.

                7.2.2 THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND BUYER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND BUYER, AND BUYER HAS CONDUCTED, OR WILL CONDUCT, ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE MATTERS REPRESENTED IN
SECTION 6.1 HEREOF AS SUCH MAY BE LIMITED BY SECTION 6.2 HEREOF AND IN THE DEED, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER'S AGENTS OR REPRESENTATIVES, AND BUYER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.1, (AS LIMITED BY SECTION 6.2) AND IN THE DEED, SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH

GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY AND THAT IT IS RECEIVING REASONABLY EQUIVALENT VALUE IN CONSUMMATING THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER ACKNOWLEDGES AND AGREES THAT IT WILL HAVE THE OPPORTUNITY TO CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE PROPERTY AND RELATED MATTERS, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, DURING THE DUE DILIGENCE PERIOD AND, EXCEPT AS SET FORTH IN SECTION 6.1 (AS LIMITED BY SECTION 6.2) AND IN THE DEED, BUYER WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLER OR OF ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER. BUYER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY BUYER WILL BE OBTAINED FROM A VARIETY OF SOURCES AND SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, TRUTH OR ACCURACY OF ANY OF THE DUE DILIGENCE ITEMS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO BUYER EXCEPT AS SET FORTH IN SECTION 6.1 (AS LIMITED BY SECTION 6.2) AND IN THE DEED. UPON CLOSING, BUYER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER WILL SELL AND CONVEY TO BUYER, AND BUYER WILL ACCEPT THE PROPERTY, "AS IS, WHERE IS," WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY, BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS, WHERE IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER, WITH BUYER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SUBSECTION 7.2.2 WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND WILL BE INCORPORATED INTO THE DEED.

        SECTION 7.3 BUYER'S RELEASE OF SELLER.

                7.3.1 Seller Released From Liability. Seller is hereby released from all responsibility and liability to Buyer regarding the condition (including its physical condition and its compliance with applicable laws, and the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of the material inaccuracy (if any) of Seller's representations under Section 6.1 or failure to perform Seller's covenants under SECTION 8.1 hereof.

                7.3.2 Buyer's Waiver of Objections. Buyer acknowledges that it has inspected the Property, observed its physical characteristics and existing conditions and had, or will have, the opportunity to conduct such investigation and study on and of said Property and adjacent areas as it deemed necessary, and subject to Seller's responsibility for any breach of the warranties and representations contained in SECTION 6.1 of this Agreement, hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject) regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property. Buyer further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Materials or other contaminants, may not be revealed by its investigation.

                7.3.3 Survival. The foregoing waivers and releases by Buyer shall survive either (a) the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed upon its recordation, or (b) any termination of this Agreement.

        SECTION 7.4 DISCHARGE. Notwithstanding any other provisions contained herein, or in any document or instrument delivered in connection with the transfer contemplated hereby, to the contrary, Buyer hereby acknowledges and agrees that (a) prior to Closing, Buyer's sole recourse in the event of a breach by Seller shall be as set forth in SECTION 5.1 hereof, and (b) Seller shall, upon consummation of Closing, be deemed to have satisfied and fulfilled all of Seller's covenants, indemnities, and obligations contained in this Agreement and the documents delivered pursuant hereto, and Seller shall have no further liability to Buyer or otherwise with respect to this Agreement, the transfers contemplated hereby, or any documents delivered pursuant hereto, except to the extent of any obligation or liability Seller may have under (a) SECTIONS 6.1, 8.1, 9.5 or 10.9 as to which Seller's liability, if any, shall be limited as provided in SECTION 6.2, or (b) Section 9.6 or the warranty of title in the Deed.

                    ARTICLE 8 - INTERIM OPERATING COVENANTS

        SECTION 8.1 CERTAIN INTERIM OPERATING COVENANTS. From the date hereof until the Closing or earlier termination of this Agreement, and except as otherwise consented to or approved by Buyer, Seller covenants and agrees with Buyer that Seller will: continue to operate, manage and maintain the Improvements in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to SECTION 10.2; and maintain fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Land and the Improvements as of the Effective Date. Seller shall not terminate, modify, amend or renew any Leases without Buyer's prior written consent. Seller shall promptly provide to Buyer a copy of any written notices of lawsuits received by Seller that will materially and negatively affect the ownership and operation of the Property. Seller shall not affirmatively encumber the Property without Borrower's written consent except as required by court order, as required by law or for such immaterial easements or other licenses or occupancy agreements or dedications of a de minimis nature. From and after the end of the Due Diligence Period until Closing or earlier termination of this Agreement, Seller shall not enter into any new contract for the provision of goods or services to or with respect to the Property other than in the ordinary course of business, or renew, extend, modify or replace any of the Contracts unless such contract is terminable as of the Closing Date without payment of any fees or penalty or unless Buyer consents thereto in writing, which approval shall not be unreasonably withheld, delayed or conditioned. In addition, Seller shall terminate any leasing and/or management agreement with the Property Manager with respect to the Property effective as of the Closing Date and pay any and all costs and expenses of termination thereof.

                       ARTICLE 9 - CLOSING AND CONDITIONS

        SECTION 9.1 ESCROW INSTRUCTIONS. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Escrow Agent, and this Agreement shall serve as escrow instructions to the Escrow Agent as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

        SECTION 9.2 CLOSING. The closing hereunder ("CLOSING") shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made through escrow at Escrow Agent's office on the date that is thirty (30) days after the last day of the Due Diligence Period (if such day is a business day, or if not a business day, on the first day following the 30th day which is a business day), or such other date and time as Buyer and Seller may mutually agree upon in writing (the "CLOSING DATE"). Such date may not be extended without the prior written approval of both Seller and Buyer. No later than 12:00 p.m. Central Time on the Closing Date, Buyer shall deposit in escrow with the Escrow Agent the Purchase Price (subject to adjustments described in Section 9.5), together with all other costs and amounts to be paid by Buyer at the Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Escrow Agent. No later than 1:00 p.m. Central Time on the Closing Date, Buyer will cause the Escrow Agent to pay to Seller the Purchase Price in the manner set forth in SECTION 2.2, and (ii) pay all appropriate payees the other costs and amounts to be paid by Buyer at Closing pursuant to the terms of this Agreement and Seller will direct the Escrow Agent to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement. It shall constitute a condition precedent to Seller's obligations to consummate the Closing hereunder that all of the material representations, warranties, covenants, and agreements of Buyer contained herein shall be true and correct and/or shall have been performed, as the case may be, in all material respects. It shall constitute a condition precedent to Buyer's obligations to consummate the Closing hereunder that all of the material representations, warranties, covenants, and agreements of Seller contained herein shall be true and/or shall have been performed, as the case may be, in all material respects.

        SECTION 9.3 SELLER'S CLOSING DOCUMENTS AND OTHER ITEMS. At or before Closing, Seller shall deposit into escrow the following items:

                9.3.1 A duly executed and acknowledged Special Warranty Deed in the form attached hereto as EXHIBIT C (the "DEED");

                9.3.2 Two duly executed counterparts of a Bill of Sale in the form attached hereto as EXHIBIT D (the "BILL OF SALE");

                9.3.3 Two (2) duly executed counterparts of an Assignment and Assumption of Leases in the form attached hereto as EXHIBIT E (the "ASSIGNMENT AND ASSUMPTION OF LEASES");

                9.3.4 Two (2) duly executed counterparts of an Assignment and Assumption of Contracts, Warranties and Guaranties, Licenses and Permits and Other Intangible Property in the form attached hereto as EXHIBIT F (the "ASSIGNMENT AND ASSUMPTION OF CONTRACTS");

                9.3.5 An affidavit pursuant to Section l445(b)(2) of the Code, and on which Buyer is entitled to rely, stating that Seller is not a "foreign person" within the meaning of Section l445(f)(3) of the Code;

                9.3.6 Notices to each Tenant of the Property, signed by Seller, that shall disclose that the Property has been sold to Buyer and that, after the Closing, all rents should be paid to Buyer or Buyer's designee;

                9.3.7 Seller shall deliver to Buyer a set of keys to the Property on the Closing Date (location of any of the items referred to in this subsection at the Property on the Closing Date shall be deemed to be delivery to Buyer);

                9.3.8 If applicable, duly completed and signed real estate transfer tax declarations;

                9.3.9 Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement;

                9.3.10 If applicable, with respect to any security deposits which are letters of credit, Seller shall, if the same are assignable, deliver to Buyer at the Closing such letters of credit, execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer, so long as Seller does not incur any additional liability or expense in connection therewith;

                9.3.11 Two (2) duly executed counterparts of the Closing Statement;

                9.3.12 Two (2) duly executed counterparts of the Loan Agreement; and

                9.3.13 A certificate, dated as of the date of Closing, stating that the representations and warranties of Seller contained in SECTION 6.1 are true and correct in all material respects as of the Closing Date identifying any representation or warranty which is not, or no longer is, true and correct (and has not been otherwise modified as permitted by this Agreement) and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder, if any representation or warranty is so identified and is no longer true and correct in all material respects; provided, however, that in the event the representation or warranty is so identified and is no longer true and correct for any reason in accordance with this SECTION 9.3.13 then, such event shall constitute the non-fulfillment of the condition set forth in SECTION 9.2, entitling Buyer to terminate this Agreement by written notice to Seller and receive the prompt return of the Additional Deposit from the Escrow Agent, together with the interest earned thereon, whereupon Buyer and Seller will have no further rights or obligations under this Agreement, except as provided in SECTIONS 3.4, 3.5, 3.6, 9.6 and
10.11. If, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.

        SECTION 9.4 BUYER'S CLOSING DOCUMENTS AND OTHER ITEMS. At or before Closing, Buyer shall deposit into escrow the following items:

                9.4.1 The balance of the Purchase Price, one (1) duly executed promissory note in the form ascribed in the Loan Agreement and such additional funds as are necessary to close this transaction;

                9.4.2   Two (2) duly executed counterparts of the Bill of Sale;

                9.4.3 Two (2) duly executed counterparts of the Assignment and Assumption of Leases;

                9.4.4 Two (2) duly executed counterparts of the Assignment and Assumption of Contracts;

                9.4.5 Documentation to establish to Seller's reasonable satisfaction the due authority of Buyer's acquisition of the Property and Buyer's delivery of the documents required to be delivered by Buyer pursuant to this Agreement including, but not limited to, the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer and incumbency certificates of Buyer;

                9.4.6 If applicable, duly completed and signed real estate transfer tax declarations;

                9.4.7 Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement;

                9.4.8   Two (2) duly executed counterparts of the Closing
Statement;

                9.4.9 Two (2) duly executed counterparts of such other Loan Documents as may be required by Seller (or its designee as lender); and

                9.4.10 A certificate, dated as of the date of Closing, stating that the representations and warranties of Buyer contained in SECTION 7.1 are true and correct in all material respects as of the Closing Date (with appropriate modification to reflect any changes therein) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.

        SECTION 9.5 PRORATIONS AND CLOSING COSTS.

                9.5.1   (a)     Seller and Buyer agree to adjust, as of 11:59
p.m. on the day immediately preceding the Closing Date (the "PRORATION TIME"), the following (collectively, the "PRORATION ITEMS"): real estate and personal property taxes and assessments (subject to the terms of SECTION 9.5.1(B) below), utility bills (except as hereinafter provided), collected Rents (subject to the terms of SECTION 9.5.1(B) below) and Operating Expenses (subject to the terms of
SECTION 9.5.1(C) below) payable by the owner of the Property. Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Buyer will be charged and credited for all of the Proration Items relating to the period after the Proration Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Buyer for Buyer's approval prior to the Closing Date (the "CLOSING STATEMENT"). The Closing Statement, once agreed upon, shall be signed by Buyer and Seller and delivered to the Escrow Agent for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Buyer to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Buyer (if the preliminary prorations result in a net credit to Buyer) by increasing or reducing the cash to be delivered by Buyer in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Proration Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received (not to exceed 120 days after closing), re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Buyer. No prorations will be made in relation to insurance premiums, and Seller's insurance policies will not be assigned to Buyer. Final readings and final billings for utilities will be made if possible as of the Proration Time, in which event no proration will be made at Closing with respect to utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Buyer will be obligated to make its own arrangements for deposits with the utility providers. The provisions of this SECTION 9.5.1(A) will survive the Closing for a period of twelve (12) months.

                        (b) Buyer will receive a credit on the Closing Statement for the prorated amount (as of the Proration Time) of all Rent previously paid to or collected by Seller and attributable to any period following the Proration Time. Rents are "DELINQUENT" when they were due prior to the Closing Date, and payment thereof has not been made on or before the Closing Date. Delinquent Rents will not be prorated. All sums collected by Buyer from and after Closing from each Tenant will be applied first to Delinquent Rent owed by such Tenant to Seller and then to current amounts owed by such Tenant to Buyer. Any sums due Seller will be promptly remitted to Seller. Buyer shall not have an exclusive right to collect any sums due Seller from Tenants under the Leases and Seller hereby retains the right to pursue any Tenant under the Leases for any sums due Seller for periods attributable to Seller's ownership of the Property; provided, however, Seller (i) shall be required to notify Buyer in writing of Seller's intention to commence or pursue any legal proceedings; (ii) shall only be permitted to commence or pursue legal proceedings after the date which is three
(3) months after Closing; and (iii) shall not be permitted to commence or pursue any legal proceedings against any Tenant seeking eviction of such Tenant or the termination of the underlying Lease. The provisions of this Section 9.5.1(b) will survive the Closing for a period of twelve (12) months.

                (c)     Intentionally omitted.

                (d)     Intentionally omitted.

                (e) Buyer shall receive a credit against Purchase Price at Closing for all Tenant Deposits then outstanding under the Leases and for all Rent paid in advance (to the extent not prorated as set forth in (b) above).

                (f) Buyer shall receive a credit against the Purchase Price at Closing for all payments due or owing under any Contracts for periods prior to the Closing Date, which amounts shall be prorated as of the Proration Time. If Seller has paid any amounts under any Contracts for periods after the Proration Time, Buyer shall pay such amounts to Seller at Closing in addition to the Purchase Price.

                9.5.2 Seller shall pay (a) Seller's attorney's fees, (b) one-half of the Escrow Agent's escrow fee, (c) the base premium for the Title Policy and (d) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Buyer hereunder. Buyer shall pay (a) Buyer's attorney's fees, (b) one-half of the Escrow Agent's escrow fee, (c) all of the costs of any additional coverage under the Title Policy, including the costs of any endorsements, deletions or modification of the survey exceptions to "shortages in area" that Buyer may require in accordance with SECTION 4.3, (d) all premiums and other costs for any mortgagee policy of title insurance, if any, including but not limited to any endorsements, deletions or modifications of the survey exception to "shortages in area", (e) the recording fees required in connection with the transfer of the Property to Buyer and (f) any additional costs and charges customarily charged to buyers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Seller hereunder. In addition to the foregoing, Buyer shall be responsible for any costs of updating the Survey of the Property or otherwise conforming the Survey to the requirements for issuance of the Title Policy or for any new survey that may be required for issuance of the Title Policy.

        SECTION 9.6 BROKER. Buyer hereby represents and warrants to Seller that it did not employ or use any broker or finder to arrange or bring about this transaction, and that there are no claims or rights for brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement, other than the commission ("BROKER'S

COMMISSION") required to be paid by Seller to Broker pursuant to a separate agreement between Seller and Broker. If any person brings a claim for a commission or finder's fee based upon any contact, dealings, or communication with Buyer in connection with the transactions contemplated by this Agreement, other than Broker, then Buyer shall defend Seller from such claim, and shall indemnify Seller and hold Seller harmless from any and all costs, damages, claims, liabilities, or expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Seller with respect to the claim. Seller hereby represents and warrants to Buyer that Seller has not employed any broker with respect to this transaction, other than Broker, and Seller shall only pay the Broker's Commission. If any person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Seller in connection with the transactions contemplated by this Agreement, other than Broker, then Seller shall defend Buyer from such claims, liabilities, or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by Buyer with respect to the claim. The provisions of this SECTION 9.6 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement and shall not be subject to the twelve month limitation set forth in SECTION 6.2.

        SECTION 9.7 EXPENSES. Except as provided in SECTIONS 9.5 and 9.6, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, in the case of Buyer, all third-party engineering and environmental review costs and all other Due Diligence costs.

                           ARTICLE 10 - MISCELLANEOUS

        SECTION 10.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

        SECTION 10.2 RISK OF LOSS AND INSURANCE PROCEEDS.

                10.2.1 Minor Loss. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, is $500,000 or less, and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the Property or to collect any such proceeds or awards.

                10.2.2 Major Loss. If the amount of the damage or destruction or condemnation as specified above exceeds $500,000, then Buyer may at its option, to be exercised by written notice to Seller within ten (10) business days of Seller's notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, terminate this Agreement. Buyer's failure to elect to terminate this Agreement within said ten business day period shall be deemed an election by Buyer to consummate this purchase and sale transaction. If Buyer elects to terminate this Agreement within such ten business day period, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in SECTIONS 3.4, 3.5, 3.6, 9.6 and 10.11. If Buyer elects or is deemed to have elected to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the Property or to collect any such proceeds or awards.

        SECTION 10.3 NOTICES. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

        If to Seller:           98 CUSA Plano, L.P.,
                                c/o Westbrook Real Estate Partners, L.L.C.
                                13155 Noel Road
                                Suite 2400
                                Dallas, Texas  75240
                                Attn:  Mr. John Mearns
                                Facsimile:  (972) 934-8333

        With copies to:         Westbrook Real Estate Partners, L.L.C.
                                13155 Noel Road
                                Suite 2400
                                Dallas, Texas  75240
                                Attn: Patrick K. Fox, Esq.
                                Facsimile:  (972) 934-8333

        and to:                 Jones Day
                                2727 North Harwood Street
                                Dallas, Texas 75201
                                Attn:  Susan C. Cox, Esq.
                                Facsimile: (214) 969-5100

        If to Buyer:            Realty America (1221 Coit Road), L.P.
                                c/o Realty America Group
                                4809 Cole Avenue
                                Dallas, Texas 75205
                                Attn:  Mr. Webb M. Sowden, III
                                Facsimile:  (214) 522-0303

        With copies to:         Powell & Coleman, L.L.P.
                                8080 N. Central Expressway, Suite 1380
                                Dallas, Texas 75206
                                Attn:  Patrick M. Arnold, Esq.
                                Facsimile:  (214) 373-8768

        If to Escrow Agent:     LandAmerica Financial Group, Inc.
                                7557 Rambler Road, Suite 1200 L.B. #31
                                Dallas, Texas 75231
                                Attn:  Mr. John S. Cominos
                                Facsimile:  (877) 556-8112

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered five (5) business days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit for next business day delivery with such courier, or (c) facsimile transmission, in which case notice shall be deemed delivered on the business day received if delivered before 5:00 p.m. Eastern (if delivered after such time or on any day that is not a business day, the notice shall be deemed delivered on the next business day) following and upon electronic verification that transmission to the recipients was completed. The above addresses and facsimile numbers may be changed by written notice to the other party; provided that no notice of a change of address or facsimile number shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

        SECTION 10.4 ASSIGNMENT. Buyer and Seller shall not have the right to assign this Agreement, without the prior written consent of the other party. Notwithstanding the foregoing, Buyer and Seller may each assign, upon written notice to the non-assigning party (a) their interests herein to an Affiliate of such assigning party or to any partnership in which Buyer or any Affiliate of Buyer is general partner and (b) their rights (but not obligations) herein to any party which is not an Affiliate for the purposes of effectuating an exchange of properties under Section 1031 of the Code, provided that any such assignment does not relieve the assigning party of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Buyer, such reference will include the successors and permitted assigns of such party under this Agreement.

        SECTION 10.5 GOVERNING LAW AND CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY BUYER OR SELLER IN THE STATE COURTS OF THE STATE OF TEXAS OR IN U.S. FEDERAL COURT FOR THE NORTHERN DISTRICT OF TEXAS AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF TEXAS. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARTIES AT THEIR RESPECTIVE ADDRESS DESCRIBED IN SECTION 10.3 HEREOF.

        SECTION 10.6 COUNTERPARTS. This Agreement may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

        SECTION 10.7 ENTIRE AGREEMENT. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

        SECTION 10.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

        SECTION 10.9 ATTORNEY FEES. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing Party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

        SECTION 10.10 PAYMENT OF FEES AND EXPENSES. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of this Agreement and the transaction contemplated hereunder.

        SECTION 10.11 CONFIDENTIAL INFORMATION. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to Permitted Outside Parties or as required by law. No party shall make any public disclosure of the specific terms of this Agreement, except as required by law (including SEC regulations and NYSE requirements). In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, Buyer shall return to Seller, all documents, work papers, engineering and environmental studies and reports and all other materials (including all copies thereof obtained from Seller in connection with the transactions contemplated hereby), and each party shall use its best efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information. Except as required by applicable law, neither party shall issue any press release or make any statement to the media without the other party's consent, which consent shall not be unreasonably withheld. The provisions of this SECTION 10.11 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement and shall not be subject to the twelve (12) month limitation set forth in SECTION 6.2. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall be permitted (a) to make such disclosures to potential investors in the Property as may be recommended by Buyer's legal counsel; and (b) to make such other disclosures as may be recommended by Buyer's legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Buyer.

        SECTION 10.12 NO JOINT VENTURE. Nothing set forth in this Agreement shall be construed to create a joint venture between Buyer and Seller.

        SECTION 10.13 WAIVER OF JURY TRIAL. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (each, an "Action") (a) arising out of this Agreement, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Agreement (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this SECTION 10.13 with any court as written evidence of the consent of the parties to the waiver of any right they might otherwise have to trial by jury.

        SECTION 10.14 LIMITED LIABILITY. Neither the members, managers, employees or agents of Seller, nor the shareholders, officers, directors, employees or agents of any of them shall be liable under this Agreement and all parties hereto shall look solely to the assets of Seller for the payment of any claim or the performance of any obligation by Seller.

        SECTION 10.15 TIME OF ESSENCE. Time is of the essence of this Agreement.

        SECTION 10.16 NO WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

                          ARTICLE 11 - SELLER FINANCING

        SECTION 11.1 LOAN.

                (a) Seller shall provide a loan (the "SELLER FINANCING LOAN") to Buyer or its designee, which designee shall be acceptable to Seller in its sole and absolute discretion (the "BORROWER ENTITY"). The Seller Financing Loan shall be in the amount of no more than Two Million and NO/100 Dollars ($2,000,000.00).

                (b) The Seller Financing Loan shall (i) be secured by a pledge of the ownership interests of the entity in which Buyer directly holds the Property (the "FEE OWNER"), (ii) accrue interest at a per annum rate of fifteen percent (15%), payable monthly and computed on an actual/360-day year basis, as more particularly set forth in the Loan Documents, and (iii) otherwise be on the terms set forth in the Loan Documents.

        SECTION 11.2 CONDITIONS TO FUNDING. The obligation of Seller (or its designated affiliate) to fund the Seller Financing Loan shall be subject to the fulfillment on or before the Closing Date of all of the conditions set forth in
Section 4.1 of the Loan Agreement and this SECTION 11.2 (collectively, the "LOAN CLOSING CONDITIONS"), any or all of which may be waived by Seller in its sole discretion:

        SECTION 11.3 LOAN DOCUMENTS. The Seller Financing Loan shall be evidenced and secured by the following documents (collectively, the "LOAN DOCUMENTS"):

                (a) A loan agreement (the "LOAN AGREEMENT"), between the Borrower Entity and Seller (or its designee as lender), substantially in the form attached hereto as EXHIBIT H.

                (b) A promissory note, substantially in the form attached to the Loan Agreement, from the Borrower Entity payable to the order of Seller (or its designee as lender), in the original principal amount of $2,000,000.00 (the "PROMISSORY NOTE").

                (c) Such other ancillary loan documents and financing statements as may be reasonably required by Seller for the Seller Financing Loan in a form reasonably acceptable to Seller and the relevant Borrower Entity.

        SECTION 11.4 CLOSING DATE. The closing date for the Seller Financing Loan shall be the Closing Date.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:                            98 CUSA PLANO, L.P.
                                   a Delaware limited partnership

                                   By:  98 CUSA PLANO GP, L.L.C., a Delaware
                                        limited liability company

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


BUYER:                             REALTY AMERICA (1221 COIT ROAD), L.P.,
                                   a Texas limited partnership

                                   By:  ________________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

ESCROW AGENT:

        The Escrow Agent is executing this Agreement to evidence its agreement to hold the Deposit and act as escrow agent in accordance with the terms and conditions of this Agreement.

                                   LAWYERS TITLE INSURANCE CORPORATION


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                    EXHIBIT A

                               Description of Land
                               -------------------

                                    EXHIBIT B

                                List of Contracts
                                -----------------

        None.

                                    EXHIBIT C

                          Form of Special Warranty Deed
                          -----------------------------

STATE OF TEXAS          )
                        ) ss.   KNOW ALL BY THESE PRESENTS:
COUNTY OF DALLAS        )


        THAT 98 Cusa Plano, L.P., a Delaware limited partnership ("GRANTOR"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid to Grantor by __________________________ ("GRANTEE"), whose current address is ________________________, the receipt and sufficiency whereof are hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does hereby GRANT, SELL AND CONVEY unto Grantee, all of that certain real property situated in the City of Plano, Collin County, Texas, more particularly described in EXHIBIT A attached hereto and incorporated herein by reference, together with all buildings, improvements and fixtures located thereon, and all rights, ways, privileges and appurtenances pertaining thereto (collectively, the "PROPERTY"):

        SUBJECT, HOWEVER, to each of the matters set forth in EXHIBIT B attached hereto and incorporated herein by reference.

        TO HAVE AND TO HOLD, the Property, together with all and singular the rights and appurtenances thereto in anywise belonging subject to the aforesaid encumbrances, unto Grantee, Grantee's successors and assigns, forever; and Grantor does hereby bind Grantor and Grantor's successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the aforesaid encumbrances, unto Grantee, Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

        EXECUTED this ____________ day of ____________________, 2004.


GRANTOR:                           98 CUSA PLANO, L.P.
                                   a Delaware limited partnership

                                   By:  98 CUSA PLANO GP, L.L.C., a Delaware
                                        limited liability company

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

STATE OF                )
                        ) ss.
COUNTY OF               )

        This instrument was acknowledged before me on ____________________, 2004, by ____________________, the ____________________ of 98 Cusa Plano GP,
L.L.C., a Delaware limited liability company, general partner of 98 CUSA Plano, L.P., a Delaware limited partnership, on behalf of said limited partnership.

                                   _____________________________________________
                                   Notary Public

[SEAL]                             THE STATE OF ________________________________
                                   My commission expires:_______________________

                                    EXHIBIT D

                              Form of Bill of Sale
                              --------------------

        For good and valuable consideration, the receipt of which is hereby acknowledged, 98 CUSA PLANO, L.P., a Delaware limited partnership ("SELLER"), does hereby sell, transfer, and convey to ______________________, a(n) ___________________ ("BUYER") any and all Personal Property (as defined in the Purchase Agreement (as hereinafter defined)).

        Seller has executed this Bill of Sale and BARGAINED, SOLD, TRANSFERRED, CONVEYED AND ASSIGNED the Personal Property and Buyer has accepted this Bill of Sale and purchased the Personal Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN SELLER AND BUYER, DATED AS OF ____________________, 2004 (THE "PURCHASE AGREEMENT") AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND BUYER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PERSONAL PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE PERSONAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

        Buyer expressly acknowledges and affirms the provisions of Sections 2.6, 6.2, 7.2 and 7.3 of the Purchase Agreement.

        Dated this _______ day of ____________________, 2004.


SELLER:                            98 CUSA PLANO, L.P.
                                   a Delaware limited partnership

                                   By:  98 Cusa Plano GP, L.L.C., a Delaware
                                        limited liability company

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

BUYER:                             REALTY AMERICA (1221 COIT ROAD), L.P.,
                                   a Texas limited partnership

                                   By:  ________________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                    EXHIBIT E

                   Form of Assignment and Assumption of Leases
                   -------------------------------------------

        THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "ASSIGNMENT") dated as of ________________, 2004, is between 98 CUSA PLANO, L.P., a Delaware limited partnership ("ASSIGNOR"), and ____________________, a(n) _________________
("Assignee").

        A. Assignor is the lessor under certain leases executed with respect to that certain real property and improvements thereon known as 1221 Coit Road, Plano, Texas, and more particularly described in EXHIBIT A attached hereto (the "PROPERTY"), which leases are described in SCHEDULE 1 attached hereto (the "LEASES").

        B. Assignor and Assignee entered into an Agreement of Sale and Purchase dated as of ______________, 2004 (the "PURCHASE AGREEMENT"), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

        C. Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

        ACCORDINGLY, the parties hereby agree as follows:

        1. Assignor hereby assigns to Assignee all of its right, title, and interest in and to the Leases, and Assignee hereby accepts such assignment and
(a) assumes all of the lessor's obligations under the Leases arising from and after the date hereof, and (b) assumes all obligations under the Leases relating to the physical and environmental condition of the Property regardless of whether such obligations arise before or after the date hereof.

        2. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

        3. Any rental and other payments under the Leases shall be prorated between the parties as provided in the Purchase Agreement.

        4. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        5. This Assignment shall be governed and construed in accordance with the laws of the State of Texas.

        6. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        7. Assignee hereby expressly acknowledges and affirms the provisions of Sections 2.6, 6.2, 7.2 and 7.3 of the Purchase Agreement.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:                          98 CUSA PLANO, L.P.
                                   a Delaware limited partnership

                                   By:  98 CUSA PLANO GP, L.L.C., a Delaware
                                        limited liability company

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

ASSIGNEE:                          _____________________________________________
                                   a(n) ________________________________________



                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                Exhibit A to Assignment and Assumption of Leases

                          DESCRIPTION OF REAL PROPERTY

                Schedule 1 to Assignment and Assumption of Leases

                                 LIST OF LEASES

                                    EXHIBIT F

                 Form of Assignment and Assumption of Contracts
  Warranties and Guaranties, Licenses and Permits and Other Intangible Property
  -----------------------------------------------------------------------------

        THIS ASSIGNMENT AND ASSUMPTION (this "ASSIGNMENT") dated as of __________________, 2004, is between 98 CUSA PLANO, L.P., a Delaware limited partnership ("ASSIGNOR"), and ____________________, a(n) _________________
("ASSIGNEE").

        A. Assignor owns certain real property and certain improvements thereon known as 1221 Coit Road, Plano, Texas, and more particularly described in EXHIBIT A attached hereto (the "PROPERTY").

        B. Assignor has entered into certain contracts which are more particularly described in Schedule l attached hereto (the "CONTRACTS"), which affect the Property.

        C. Assignor and Assignee entered into an Agreement of Sale and Purchase dated as of _________________, 2004 (the "PURCHASE AGREEMENT"), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

        D. Assignor desires to assign to Assignee its interest, if any, and to the extent assignable, in (a) the Contracts, (b) certain warranties, guaranties, and intangible personal property with respect to the Property, and
(c) all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlement now or hereafter issued, approved or granted by any governmental entity in connection with the Property (the "LICENSES AND PERMITS"), and Assignee desires to accept the assignment thereof, on the terms and conditions below.

        ACCORDINGLY, the parties hereby agree as follows:

        1. Assignor hereby assigns to Assignee all of Assignor's right, title, and interest, if any, in and to the following, from and after the date hereof, to the extent the same are assignable:

                (a)     the Contracts;

                (b) any warranties and guaranties ("WARRANTIES AND GUARANTIES") made by or received from any third party with respect to any improvements owned by Assignor on the Property; and

                (c)     the Licenses and Permits.

        2. Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the Assignor's obligations under (a) the Contracts arising from and after the date hereof, (b) the Contracts relating to the physical and environmental condition of the Property regardless of whether such obligations arise before or after the date hereof, (c) the Warranties and Guaranties and (d) the Licenses and Permits arising on or after the date hereof.

        3. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

        4. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        5. This Assignment shall be governed and construed in accordance with the laws of the State of Texas.

        6. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        7. Assignee hereby expressly acknowledges and affirms the provisions of Sections 2.6, 6.2, 7.2 and 7.3 of the Purchase Agreement.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement the day and year first above written.

ASSIGNOR:                          98 Cusa Plano, L.p.
                                   a Delaware limited partnership

                                   By:  98 CUSA PLANO GP, L.L.C., a Delaware
                                        limited liability company

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

ASSIGNEE:                          _____________________________________________
                                   a(n) ________________________________________

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

 Exhibit A to Assignment and Assumption of Contracts, Warranties and Guaranties,
               Licenses and Permits and Other Intangible Property

                          DESCRIPTION OF REAL PROPERTY

Schedule 1 to Assignment and Assumption of Contracts, Warranties and Guaranties,
               Licenses and Permits and Other Intangible Property

                                LIST OF CONTRACTS

                                    EXHIBIT G

                         Description of Existing Survey
                         ------------------------------

        As-Built Survey of 5.035 acres and 7.255 acres situated in the Martha McBride Survey, Abst. No. 553, City of Plano, Collin County, Texas, prepared by Brion C. Wright PLS #4560 of Rust Lichliter/Jameson, dated August 28, 1998.

                                    EXHIBIT H

                             Form of Loan Agreement
                             ----------------------

                                    EXHIBIT I

                       Form of Tenant Estoppel Certificate
                       -----------------------------------

                                [TO BE ATTACHED]

                                  SCHEDULE 3.2

                            Excluded Property Records
                            -------------------------

        None.